News Release

For Immediate Release

Media Contact:	Investor Contact:

Fred Ferguson	Kelly Reisdorf
Phone: 571-457-9082	Phone: 763-433-1028
E-mail: media.relations@vistaoutdoor.com	E-mail: investor.relations@vistaoutdoor.com

Vista Outdoor Named Successful Bidder in Bankruptcy Auction
To Acquire Remington Ammunition and Accessories Assets

Anoka, MN, September 28, 2020 — Vista Outdoor Inc. (NYSE: VSTO), a global designer, manufacturer and marketer of products in the outdoor sports and recreation markets, today announced that it has been named a successful bidder in the auction process conducted in connection with Remington Outdoor Company, Inc.’s (“ROC’s”) Chapter 11 bankruptcy cases pending in the United States Bankruptcy Court for the Northern District of Alabama. As a result, Vista Outdoor will acquire certain assets related to ROC’s ammunition and accessories businesses, including ROC’s ammunition manufacturing facility in Lonoke, Arkansas and related intellectual property, including the Remington brand and trademarks. Vista Outdoor has agreed to pay a gross purchase price of $81.4 million for the assets to be acquired, subject to certain customary closing adjustments. The transaction is subject to the approval of the United States Bankruptcy Court for the Northern District of Alabama at a hearing currently scheduled for September 29, 2020, and other customary closing conditions.

“Remington ammunition and accessories have a storied role in America’s sporting heritage, with a legacy dating back to 1816,” said Chris Metz, Vista Outdoor Chief Executive Officer. “We are excited and honored to add the iconic Remington brand and green box to Vista Outdoor’s portfolio of ammunition brands, and Remington accessories to our portfolio of Hunting and Shooting Accessories. The Remington brand is beloved by hunting and shooting sports enthusiasts everywhere and we look forward to restoring it to greatness by leveraging Vista Outdoor’s scale, manufacturing infrastructure, distribution channels and Centers of Excellence.

“We see a clear path to value creation. With our deep expertise and resources, we can transform Remington’s ammunition and accessories businesses to create a more efficient, profitable and sustainable operation. At the same time, by rescuing the Remington ammunition businesses from bankruptcy, we will protect hundreds of jobs, support wildlife and habitat conservation and ensure that hunting and shooting sports enthusiasts can continue to purchase their favorite ammunition and accessories. We look at this acquisition as a means of better serving millions of consumers with the products they love from one of the country’s original and best-known brands, while furthering Vista Outdoor’s mission of being a powerhouse of passionate outdoor sports and recreation brands.” Metz added.

For calendar year 2019, aggregate net sales by the Remington ammunition and accessories brands were approximately $200 million. Vista Outdoor expects the transaction to be accretive to earnings, excluding transaction and transition costs, in Fiscal Year 2022.
Vista Outdoor will be using cash on hand and available liquidity under its asset-based revolving credit facility to complete this transaction. Assuming court approval is received as anticipated, Vista Outdoor expects to close the transaction early in the third quarter of FY21. Remington’s other business units, including its firearms businesses, will be purchased by other bidders in the auction and operated independently from Vista Outdoor following the closing of those acquisitions.

About Vista Outdoor Inc.
Vista Outdoor is a global designer, manufacturer and marketer of consumer products in the outdoor sports and recreation markets. The Company has a portfolio of well-recognized brands that provides consumers with a wide range of performance-driven, high-quality and innovative products for individual outdoor recreational pursuits. Vista Outdoor products are sold at leading retailers and distributors across North America and worldwide. For news and information, visit www.vistaoutdoor.com or follow us on Twitter @VistaOutdoorInc and Facebook at www.facebook.com/vistaoutdoor.

Forward-Looking Statements
Certain statements in this press release and other oral and written statements made by Vista Outdoor from time to time are forward-looking statements, including those that discuss, among other things: Vista Outdoor’s plans, objectives, expectations, intentions, strategies, goals, outlook or other non-historical matters; projections with respect to future revenues, income, earnings per share or other financial measures for Vista Outdoor; and the assumptions that underlie these matters. The words ‘believe’, ‘expect’, ‘anticipate’, ‘intend’, ‘aim’, ‘should’ and similar expressions are intended to identify such forward-looking statements.  To the extent that any such information is forward-looking, it is intended to fit within the safe harbor for forward-looking information provided by the Private Securities Litigation Reform Act of 1995. Numerous risks, uncertainties and other factors could cause Vista Outdoor’s actual results to differ materially from expectations described in such forward-looking statements, including the following: impacts from the COVID-19 pandemic on Vista Outdoor’s operations, the operations of our customers and suppliers and general economic conditions;  general economic and business conditions in the United States and Vista Outdoor’s other markets outside the United States, including conditions affecting employment levels, consumer confidence and spending, conditions in the retail environment, and other economic conditions affecting demand for our products and the financial health of our customers; Vista Outdoor’s ability to attract and retain key personnel and maintain and grow its relationships with customers, suppliers and other business partners, including Vista Outdoor’s ability to obtain acceptable third party licenses; Vista Outdoor’s ability to adapt its products to changes in technology, the marketplace and customer preferences, including our ability to respond to shifting preferences of the end consumer from brick and mortar retail to online retail; Vista Outdoor’s ability to maintain and enhance brand recognition and reputation; others' use of social media to disseminate negative commentary about us and boycotts; reductions in or unexpected changes in or our inability to accurately forecast demand for ammunition, accessories or other outdoor sports and recreation products; risks associated with Vista Outdoor’s sales to significant retail customers, including unexpected cancellations, delays and other changes to purchase orders; supplier capacity constraints, production disruptions or quality or price issues affecting Vista Outdoor’s operating costs; Vista Outdoor’s competitive environment; risks associated with diversification into new international and commercial markets including regulatory compliance; changes in the current tariff structures; the supply, availability and costs of raw materials and components; increases in commodity, energy and production costs; changes in laws, rules and regulations relating to Vista Outdoor’s business, such as federal and state ammunition regulations; Vista Outdoor’s ability to realize expected benefits from acquisitions and integrate acquired businesses; Vista Outdoor's ability to execute our strategic transformation plan, including our ability to realize expected benefits from the successful divestiture of non-core brands and profitability improvement initiatives; Vista Outdoor’s ability to take advantage of growth opportunities in international and commercial markets; foreign currency exchange rates and fluctuations in those rates; the outcome of contingencies, including with respect to litigation and other proceedings relating to intellectual property, product liability, warranty liability, personal injury and environmental remediation; risks associated with cybersecurity and other industrial and physical security threats; capital market volatility and the availability of financing; changes to accounting standards or policies; and changes in tax rules or pronouncements. You are cautioned not to place undue reliance on any forward-looking statements we make. Vista Outdoor undertakes no obligation to update any forward-looking statements except as otherwise required by law. For further information on factors that could impact Vista Outdoor, and statements contained herein, please refer to Vista Outdoor’s filings with the Securities and Exchange Commission.